As filed with the Securities and Exchange Commission on January 2, 2018

Registration No. 333-217395

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HCBF HOLDING COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	6022	27-2326440
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 S. Indian River Drive, Suite 101
Fort Pierce, Florida 34950

(772) 409-2270

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Randall A. Ezell
Chief Financial Officer
HCBF Holding Company, Inc.
200 S. Indian River Drive, Suite 101
Fort Pierce, Florida 34950
(772) 409-2270

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-4 (File No. 333-217395) (the “Registration Statement”) of HCBF Holding Company, Inc. (“HCBF”) filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2017, as amended by Amendment No. 1 filed with the SEC on June 7, 2017, which registered 2,953,090 shares of voting common stock, par value $0.001 per share of HCBF.

Pursuant to the Agreement and Plan of Merger, dated as of August 12, 2017 (the “Merger Agreement”), by and between CenterState Bank Corporation (f/k/a CenterState Banks, Inc.), a Florida corporation (“CenterState”), and HCBF, HCBF will be acquired by CenterState. The acquisition will be accomplished by the merger of HCBF with and into CenterState (the “Merger”), which will become effective on January 1, 2018.

In connection with the Merger, HCBF is terminating all offers and sales of its securities registered pursuant to the Registration Statement under the Securities Act of 1933, as amended. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold or unissued at the termination of the offering, HCBF hereby amends the Registration Statement by deregistering all shares that remain unsold or unissued under such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Pierce, State of Florida, on January 1, 2018.

HCBF HOLDING COMPANY, INC.

By:	/s/ Randall A. Ezell
Name: Randall A. Ezell
Title: Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.